News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Third Quarter 2022 Financial Results
Increases Full-Year 2022 Revenue and Earnings Guidance

Long Beach, Calif, October 26, 2022 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported third quarter 2022 GAAP earnings per diluted share of $3.95 and adjusted earnings per diluted share of $4.36. Financial results are summarized below:

	Quarter ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021

(In millions, except per-share results)
Premium Revenue	$7,636	$6,800	$22,966	$19,689
Total Revenue	$7,927	$7,040	$23,751	$20,362

GAAP:
Net Income	$230	$143	$736	$556
EPS – Diluted	$3.95	$2.46	$12.58	$9.51
Medical Care Ratio (MCR)	88.4%	88.9%	87.9%	88.1%
G&A Ratio	7.1%	7.5%	7.1%	7.3%
After-tax Margin	2.9%	2.0%	3.1%	2.7%

Adjusted:
Net Income	$254	$164	$808	$623
EPS – Diluted	$4.36	$2.83	$13.81	$10.66
G&A Ratio	6.9%	7.3%	6.9%	7.1%
After-tax Margin	3.2%	2.3%	3.4%	3.1%
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of September 30, 2022, the Company served approximately 5.2 million members, an increase of 337,000 members or 7% compared to September 30, 2021.
•Premium revenue was approximately $7.6 billion for the third quarter of 2022, an increase of 12% compared to the third quarter of 2021.
•Third quarter of 2022 GAAP earnings per diluted share were $3.95 and adjusted earnings per diluted share were $4.36, an increase of 61% and 54% respectively compared to the third quarter of 2021.
•The Company increased its full year 2022 premium revenue guidance to approximately $30.5 billion, above its previous guidance of approximately $30 billion.
•The Company increased its full year 2022 adjusted earnings guidance to at least $17.75 per diluted share, above its previous guidance of at least $17.60 per diluted share.

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022

“We are very pleased with our third quarter financial and operating performance, which includes the announcement of significant new business wins,” said Joseph Zubretsky, President and Chief Executive Officer. “We executed well, delivered strong operating earnings, and continued to deliver on our growth strategy. Our projected 2022 earnings baseline is solid, and the embedded earnings power of the company continues to build. In summary, the company’s financial and operational performance validates our long-term revenue growth strategy and its value creation potential.”

Premium Revenue
Premium revenue was approximately $7.6 billion for the third quarter of 2022, an increase of 12% compared to the third quarter of 2021. The higher premium revenue reflects the impact of acquisitions and increased organic membership in the Medicaid and Medicare lines of business.

Net Income
GAAP net income for the third quarter of 2022 was $3.95 per diluted share, compared to $2.46 per diluted share in the third quarter of 2021. Adjusted net income for the third quarter of 2022 was $4.36 per diluted share, compared to $2.83 per diluted share in the third quarter of 2021. The net effect of COVID decreased the third quarter of 2022 GAAP and adjusted EPS by $0.59 per diluted share, compared to a decrease of $1.00 per diluted share in the third quarter of 2021.

Medical Care Ratio
•The consolidated MCR for the third quarter of 2022 was 88.4%, compared to 88.9% for third quarter of 2021. The net effect of COVID added approximately 60 basis points to the consolidated MCR in the third quarter of 2022, compared to 110 basis points added to the MCR in the third quarter of 2021. The impact varied by segment. On a year-to-date basis the consolidated MCR was 87.9%.
•The Medicaid MCR for the third quarter was 88.5%. The net effect of COVID added approximately 10 basis points in the quarter. On a year-to-date basis the Medicaid MCR was 88.2%, at the lower end of the Company’s long-term target range.
•The Medicare MCR for the third quarter was 88.7%. The net effect of COVID added approximately 350 basis points in the quarter. On a year-to-date basis the Medicare MCR was 87.4%, in line with the Company’s long-term target range.
•The Marketplace MCR for the third quarter was 86.3%. The net effect of COVID added approximately 90 basis points in the quarter. On a year-to-date basis the Marketplace MCR was 85.1%.

General and Administrative Expense Ratio
The G&A ratio for the third quarter of 2022 was 7.1%, compared to 7.5% for the third quarter of 2021. The adjusted G&A ratio was 6.9% for the third quarter of 2022, compared to 7.3% for the third quarter of 2021. The year over year improvement reflects disciplined cost management and the benefits of fixed cost leverage produced by our increase in revenue.

Balance Sheet
Cash and investments at the parent company were $298 million as of September 30, 2022, compared to $348 million as of December 31, 2021.
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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022

Cash Flow
Operating cash flow for the nine months ended September 30, 2022, was $985 million, which was lower compared to the nine months ended September 30, 2021, primarily due to the net impact of timing differences in government receivables and payables partially offset by the impact of increased net earnings.

2022 Guidance
Premium revenue for full year 2022 is now expected to be approximately $30.5 billion, above the previous guidance of approximately $30 billion. The increase of $500 million includes third quarter outperformance, the addition of the AgeWell acquisition, which closed October 1, 2022, and the expected impact of the extension of the Public Health Emergency from October to January 2023.
The Company increased its full year 2022 adjusted earnings guidance to at least $17.75 per diluted share, above the previous guidance of at least $17.60 per diluted share. The increase above previous guidance is driven by third quarter outperformance, expected margin on additional revenue resulting from the extension of the Public Health Emergency and higher expected net investment income, partially offset by higher expected G&A driven by fourth quarter marketing and open enrollment activities and new contract wins.
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Conference Call
Management is hosting a conference call and webcast to discuss Molina Healthcare’s third quarter 2022 results at 8:00 a.m. Eastern Time on Thursday, October 27, 2022. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 7246369. A telephonic replay of the conference call will be available through Thursday, November 10, 2022, by dialing (877) 344-7529 and entering confirmation number 8349243. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.2 million members as of September 30, 2022, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2022 guidance, as well as its plans and expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC, and also in its Quarterly Report on Form 10-Q for the three months ended September 30, 2022, which the Company expects to file on or about October 27, 2022.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of October 26, 2022, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$7,636	$6,800	$22,966	$19,689
Premium tax revenue	223	204	646	576
Investment income	49	20	82	39
Other revenue	19	16	57	58
Total revenue	7,927	7,040	23,751	20,362
Operating expenses:
Medical care costs	6,748	6,049	20,183	17,342
General and administrative expenses	560	532	1,682	1,489
Premium tax expenses	223	204	646	576
Depreciation and amortization	45	32	129	96
Other	16	2	43	30
Total operating expenses	7,592	6,819	22,683	19,533
Operating income	335	221	1,068	829
Other expenses, net:
Interest expense	28	30	83	90
Total other expenses, net	28	30	83	90
Income before income tax expense	307	191	985	739
Income tax expense	77	48	249	183
Net income	$230	$143	$736	$556

Net income per share – Diluted	$3.95	$2.46	$12.58	$9.51

Diluted weighted average shares outstanding	58.3	58.5	58.5	58.5

Operating Statistics:
Medical care ratio	88.4%	88.9%	87.9%	88.1%
G&A ratio	7.1%	7.5%	7.1%	7.3%
Premium tax ratio	2.8%	2.9%	2.7%	2.8%
Effective income tax rate	24.9%	24.8%	25.2%	24.7%
After-tax margin	2.9%	2.0%	3.1%	2.7%

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,242	$4,438
Investments	3,639	3,202
Receivables	2,220	2,177
Prepaid expenses and other current assets	391	247
Total current assets	10,492	10,064
Property, equipment, and capitalized software, net	412	396
Goodwill and intangible assets, net	1,263	1,252
Restricted investments	242	212
Deferred income taxes	198	106
Other assets	186	179
Total assets	$12,793	$12,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$3,622	$3,363
Amounts due government agencies	2,139	2,472
Accounts payable, accrued liabilities and other	818	842
Deferred revenue	663	370
Total current liabilities	7,242	7,047
Long-term debt	2,175	2,173
Finance lease liabilities	217	219
Other long-term liabilities	118	140
Total liabilities	9,752	9,579
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 58 million shares at September 30, 2022 and December 31, 2021	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	289	236
Accumulated other comprehensive loss	(185)	(5)
Retained earnings	2,937	2,399
Total stockholders’ equity	3,041	2,630
Total liabilities and stockholders’ equity	$12,793	$12,209

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2022	2021

	(In millions)
Operating activities:
Net income	$736	$556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129	96
Deferred income taxes	(35)	(8)
Share-based compensation	80	49
Other, net	(3)	9
Changes in operating assets and liabilities:
Receivables	(15)	(247)
Prepaid expenses and other current assets	(110)	(43)
Medical claims and benefits payable	251	522
Amounts due government agencies	(360)	810
Accounts payable, accrued liabilities and other	(40)	129
Deferred revenue	293	(374)
Income taxes	59	23
Net cash provided by operating activities	985	1,522
Investing activities:
Purchases of investments	(1,764)	(2,018)
Proceeds from sales and maturities of investments	1,082	965
Net cash paid in business combinations	(134)	—
Purchases of property, equipment, and capitalized software	(81)	(56)
Other, net	(41)	3
Net cash used in investing activities	(938)	(1,106)
Financing activities:
Common stock purchases	(200)	(128)
Common stock withheld to settle employee tax obligations	(53)	(52)
Contingent consideration liabilities settled	(20)	(20)
Other, net	15	(4)
Net cash used in financing activities	(258)	(204)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(211)	212
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,506	4,223
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,295	$4,435

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	September 30,	December 31,	September 30,
	2022	2021	2021
Ending Membership by Segment:
Medicaid	4,667,000	4,329,000	3,981,000
Medicare	155,000	142,000	138,000
Marketplace	353,000	728,000	719,000
Total	5,175,000	5,199,000	4,838,000

	Three Months Ended September 30,
	2022			2021
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$6,125	$703	88.5%	$5,146	$532	89.6%
Medicare	947	108	88.7	875	151	82.8
Marketplace	564	77	86.3	779	68	91.3
Consolidated	$7,636	$888	88.4%	$6,800	$751	88.9%

	Nine Months Ended September 30,
	2022			2021
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$18,406	$2,168	88.2%	$15,020	$1,687	88.8%
Medicare	2,847	360	87.4	2,488	329	86.8
Marketplace	1,713	255	85.1	2,181	331	84.8
Consolidated	$22,966	$2,783	87.9%	$19,689	$2,347	88.1%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Nine Months Ended
	September 30,
	2022	2021

	Unaudited
Medical claims and benefits payable, beginning balance	$3,363	$2,696
Components of medical care costs related to:
Current year	20,521	17,558
Prior year	(338)	(216)
Total medical care costs	20,183	17,342
Payments for medical care costs related to:
Current year	17,538	14,880
Prior year	2,481	2,008
Total paid	20,019	16,888
Acquired balances, net of post-acquisition adjustments	8	(27)
Change in non-risk and other provider payables	87	68
Medical claims and benefits payable, ending balance	$3,622	$3,191

Days in Claims Payable (1)	50	49

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$230	$3.95	$143	$2.46	$736	$12.58	$556	$9.51
Adjustments:
Amortization of intangible assets	19	0.33	11	0.20	56	0.96	35	0.60
Acquisition-related expenses (1)	12	0.21	17	0.28	38	0.65	44	0.75
Other (2)	—	—	—	—	—	—	9	0.16
Subtotal, adjustments	31	0.54	28	0.48	94	1.61	88	1.51
Income tax effect	(7)	(0.13)	(7)	(0.11)	(22)	(0.38)	(21)	(0.36)
Adjustments, net of tax	24	0.41	21	0.37	72	1.23	67	1.15
Adjusted net income	$254	$4.36	$164	$2.83	$808	$13.81	$623	$10.66

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and integration costs.
(2)The nine months ended September 30, 2022 includes certain non-recurring costs associated with gain on lease termination and disposal of fixed assets. The nine months ended September 30, 2021 includes change in premium deficiency reserves, loss on sale of property, and restructuring costs.

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Molina Healthcare, Inc. Reports Third Quarter 2022 Financial Results

October 26, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2022 GUIDANCE

	Amount	Per Diluted Share (2)
Net income	$944	$16.13
Adjustments:
Amortization of intangible assets	77	1.31
Acquisition-related expenses	47	0.82
Subtotal, adjustments	124	2.13
Income tax effect (1)	(30)	(0.51)
Adjustments, net of tax	94	1.62
Adjusted net income per diluted share	$1,038	$17.75

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.9%.
(2)Computations assume approximately 58.5 million diluted weighted average shares outstanding.
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